Exhibit 99.1

Contact Information: Investor Relations +1 (941) 556-2601 investor-relations@ropertech.com

Roper Technologies to Acquire Deltek,

Leading Provider of Software and Solutions for Project-Based Businesses

Sarasota, Florida, December 6, 2016 … Roper Technologies, Inc. (NYSE: ROP) today announced that it has entered into a definitive agreement to acquire Deltek in an all cash transaction valued at $2.8 billion. Deltek is the leading global provider of software and information solutions for project-based businesses serving niche markets, including government contractors and professional services firms.

Millions of end-users and 22,000 organizations in over 80 countries rely on Deltek’s innovative software to enable their businesses to capture opportunities, recruit and develop talent, optimize resources, streamline operations, and deliver their projects on time with enhanced profitability.

“We are excited to announce Deltek as our next great software business,” said Brian Jellison. “Deltek, along with our recent acquisitions of Aderant and ConstructConnect, significantly expands our reach and enhances our capabilities in application software.”

“The Deltek acquisition is consistent with our disciplined capital deployment strategy, which results in the acquisition of high performing niche businesses that grow and compound our cash flow,” continued Mr. Jellison. “Deltek is a terrific company with clear leadership in its niche market, numerous growth opportunities, a strong financial profile and a management team that will thrive as part of Roper.”

“Joining the Roper family is a great new opportunity for our employees, customers and partners,” added Mike Corkery, President and CEO of Deltek. “Roper provides a permanent home for Deltek and a long-term foundation that we can use to further solidify our position as the worldwide leader in solutions for project-based businesses. Roper’s commitment to aggressively invest in our products and people ensures we will continue to deliver the solutions and expertise that drive significant benefits for our customers.”

The leadership team, headed by Mike Corkery, will continue to manage the business and its global team of 2,400 professionals. Deltek’s name, brands and office locations will not change as a result of the transaction.

Acquisition Financing and Financial Outlook

The acquisition will be funded by cash on hand, borrowings under Roper’s existing credit facility, and new debt, which Roper plans to issue this month.

“We remain committed to maintaining our investment grade ratings. Our ability to consistently generate cash will allow us to rapidly reduce our leverage,” added Mr. Jellison.

The transaction is expected to be accretive to Roper’s 2017 cash flow. Including estimated financing costs, the acquisition is expected to add $80 million to Roper’s 2017 free cash flow.

Roper expects Deltek to deliver $535 million of revenue and $200 million of EBITDA in 2017, excluding the impact of fair value accounting of Deltek’s deferred revenue. The Company expects the transaction to have limited impact on 2017 EPS due to non-cash amortization expense, the extent of which has not yet been determined.

The transaction is expected to close prior to the end of this year, subject to regulatory approval and customary closing conditions.

Conference Call to be Held at 9:00 AM (ET) Today

A conference call to discuss this acquisition has been scheduled for 9:00 AM ET on Tuesday, December 6, 2016. The call can be accessed via webcast or by dialing +1 877-591-4956 (US/Canada) or +1 719-325-4831, using confirmation code 7055877. Webcast information and conference call materials will be made available in the Investors section of Roper’s website (www.ropertech.com) prior to the start of the call. The webcast can also be accessed directly by using the following URL https://www.webcaster4.com/Webcast/Page/866/18853. Telephonic replays will be available for up to two weeks and can be accessed by using the following registration URL https://pgireplay.com/webrsvp with access code 7055877.

Use of Non-GAAP Financial Information

Roper supplements its consolidated financial statements presented on a GAAP basis with certain non-GAAP financial information, including EBITDA, to provide investors with greater insight, increase transparency and allow for a more comprehensive understanding of the information used by management in its financial and operational decision-making. Roper defines EBITDA as earnings before interest, taxes, depreciation and amortization. Roper has not provided a reconciliation of the expected EBITDA contribution by Deltek to the expected net income contribution by Deltek for 2017 because we are unable to quantify certain amounts, including the fair value impact on deferred revenue, that would be required to be included in Deltek’s contribution to net income without unreasonable efforts. In addition, Roper believes such reconciliation would imply a degree of precision that would be confusing or misleading to investors. The non-GAAP financial measure disclosed by Roper in this press release should not be considered a substitute for, or superior to, financial measures prepared in accordance with GAAP, and the financial results prepared in accordance with GAAP and reconciliations from these results should be carefully evaluated.

About Roper Technologies

Roper Technologies is a constituent of the S&P 500, Fortune 1000, and the Russell 1000 indices. Roper designs and develops software (both software-as-a-service and licensed), and engineered products and solutions for healthcare, transportation, food, energy, water, education and other niche markets worldwide. Additional information about Roper is available on the Company’s website at www.ropertech.com.

About Deltek

Deltek is the leading global provider of enterprise software and information solutions for government contractors, professional services firms and other project-based businesses. For decades, Deltek has delivered actionable insight that empowers its customers to unlock their business potential. 22,000 organizations and millions of users in over 80 countries around the world rely on Deltek to research and identify opportunities, win new business, recruit and develop talent, optimize resources, streamline operations and deliver more profitable projects. Deltek – Know more. Do more.® www.deltek.com

The information provided in this press release contains forward looking statements within the meaning of the federal securities laws. These forward looking statements include, among others, statements regarding operating results, the success of our internal operating plans, and the financial and other prospects for, and expected benefits of, newly acquired businesses to be integrated and contribute to future growth and profit expectations. Forward looking statements may be indicated by words or phrases such as “anticipate,” “estimate,” “plans,” “expects,” “projects,” “should,” “will,” “believes” or “intends” and similar words and phrases. These statements reflect management’s current beliefs and are not guarantees of future performance. They involve risks and uncertainties that could cause actual results to differ materially from those contained in any forward looking statement. Such risks and uncertainties include our ability to integrate our acquisitions and realize expected synergies. We also face other general risks, including our ability to realize cost savings from our operating initiatives, general economic conditions, unfavorable changes in foreign exchange rates, difficulties associated with exports, risks associated with our international operations, difficulties in making and integrating acquisitions, our ability to satisfy conditions to closing and otherwise complete the acquisition of Deltek, including the financing thereof, risks associated with newly acquired businesses, increased product liability and insurance costs, increased warranty exposure, future competition, changes in the supply of, or price for, parts and components, environmental compliance costs and liabilities, risks and cost associated with asbestos related litigation and potential write-offs of our substantial intangible assets, and risks associated with obtaining governmental approvals and maintaining regulatory compliance for new and existing products. Important risks may be discussed in current and subsequent filings with the SEC. You should not place undue reliance on any forward looking statements. These statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

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